Exhibit 1

EXECUTION VERSION

AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

           This AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of June 8, 2009 (this "Amendment"), is entered into by and among (i) Neah Power Systems, Inc., a Nevada corporation (the “Company”), (ii) Agile Opportunity Fund, LLC, a Delaware limited liability company (“Agile”), and (iii) Capitoline Advisors Inc., a New York corporation (“Capitoline”; together with Agile, the “Investors”, each an “Investor”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the SPA (as defined below).

WITNESSETH:

WHEREAS, the Company and the Investors entered into a Securities Purchase Agreement, dated as February 12, 2009 (the “SPA”), pursuant to which, among other things, Agile has prior to the date hereof purchased from the Company Original Issue Discount Secured Promissory Notes in the aggregate face amount of $525,000 (the “Original Notes”) purchasing the maximum amount of Notes contemplated to be purchased by Agile under the SPA; and

WHEREAS, in connection with the SPA, the Company executed a Security Agreement in favor of the Investors (the “Security Agreement”) granting the Investors a first priority security interest in the Collateral (as defined therein) to secure the Obligations (as defined therein); and

WHEREAS, in connection with the Security Agreement, the Company executed a Patent Security Agreement in favor of the Investors (the “Patent Security Agreement”) granting the Investors a continuing security interest in the Patent Collateral (as defined therein); and

WHEREAS, the SPA contemplated that at the Additional Closing, among other things, Capitoline would purchase up to a face amount of $525,000 of Additional Notes, which Additional Closing which was to have occurred not later than February 27, 2009; and

WHEREAS, Capitoline desires to transfer to Agile, and Agile agrees to accept from Capitoline, the right to purchase a face amount of $110,000 of Additional Notes that were to have been purchased by Capitoline, and the Company agrees thereto; and

WHEREAS, the Company and the Investors agree to proceed with an Additional Closing notwithstanding the current date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

1. Transfer of Right to Purchase and Issuance of Additional Note.

(a)           Capitoline hereby transfers to Agile, and Agile agrees to accept from Capitoline, the right to purchase a face amount of $110,000 of Additional Notes that were to have been purchased by Capitoline under the SPA, together with all rights in connection therewith under the SPA and under all documents executed in connection with the SPA (the “Original Transaction Documents”), and the Company agrees thereto.

(b)           Further to the foregoing, subject to the terms and conditions of this Amendment and in reliance on the representations and warranties set forth or referred to herein, at the Closing (as hereinafter defined), the Company shall sell to Agile and Agile shall purchase from the Company an Additional Note (the “New Additional Note”) in the face amount of $110,000 for a purchase price of $100,000 (the “Purchase Price”).

(c)           The closing of the purchase, sale and issuance of the New Additional Note shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, or at such other location as agreed to between the parties, simultaneous with the execution hereof (the "Closing").  At the Closing:

(i) the Company shall deliver to Agile the duly executed New Additional Note and all other securities that may deliverable in connection therewith as contemplated by the Original Transaction Documents (collectively, the “Securities”) against delivery by Agile to the Company of the Purchase Price therefor (less all fees and expenses provided for hereafter) by wire transfer of the amount thereof to the Company’s account or by such other method agreed to between the parties; and

(ii) the Company shall pay all fees due to third party agents and expenses incurred by Agile and/or Agile Investments, LLC in connection with the transactions hereunder, including, without limitation, (x) the legal fees and expenses of WBEMS incurred in connection with the preparation of this Amendment and the consummation of the transactions contemplated hereby, which legal fees are agreed to be $1,500.00, and (y) $5,500.00 payable to Agile Investments, LLC for due diligence, structuring and monitoring fees.

2.           Confirmation Regarding Security Agreement and Patent Security Agreement.

(a)           For the purpose of clarification, the parties confirm that the definition of the term “Obligations” under the Security Agreement is deemed to include collectively all obligations of the Company to the Investors Party under all of the Notes, including, without limitation, the New Additional Note and all Additional Notes issued from time to time under the SPA, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”), and the continuing security interest granted under Patent Security Agreement shall likewise extend to all such Notes, and the reference in Section 20 of the Security Agreement includes and extends to all Notes, including, without limitation, the New Additional Note.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Agile that the representations and warranties made by the Company to Agile in the SPA are true and correct as of the date hereof as if made on and as of the date hereof and with respect to this Amendment and the New Additional Note, except that representations with respect to the capitalization of the Company are subject to the issuance of securities pursuant to the Original Transaction Documents.

4.           Representations and Warranties of Agile.  Agile hereby represents and warrants to the Company that:

4.1           Accredited Investor.  Agile is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, (ii) experienced in making investments of the kind described in this Amendment and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Amendment, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

4.2           Restricted Securities.  Agile understands that the Securities (unless specifically delivered as “freely tradable”) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Agile must hold them indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.           Original Transaction Documents in Effect.  Except as specifically amended hereby, all of the terms and provisions of the Original Transaction Documenters shall remain and continue in full force and effect.

6.           Miscellaneous

6.1           Successors and Assigns.  The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as may be expressly provided herein.

6.2           Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within Nassau or Suffolk Counties in the State of New York.

6.3           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

 [Remainder of Page Intentionally Left Blank; Signature Page Follows]

           IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to Securities Purchase Agreement to be executed by their respective duly authorized officer as of the date first above written.

NEAH POWER SYSTEMS, INC.

By:	/s/ Chris D’Couto
Name: Chris D’Couto
Title: CEO

Address:
22122 20th Avenue SE, Suite 142
Bothell, WA 98021

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:	/s/ David I. Propis
Name: David I. Propis
Title: Managing Member

Address:
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747

CAPITOLINE ADVISORS INC.

By:	/s/ Robert Roever
Name:
Title:

Address:
570 Lexington Ave., 22nd Floor
New York, NY 10022